UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2012

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On March 7, 2012, the Company closed on a Securities Purchase Agreement (“Purchase Agreement”) with Asher Enterprises, Inc., a Delaware corporation (“Asher”), relating to the issuance and sale to Asher of an unsecured convertible promissory note (the “Note”) in a private transaction (the “Transaction”) with a principal amount of $32,500.  The Company received net proceeds of $30,000 from the Transaction, which will be used as general working capital.  The Purchase Agreement includes customary representations, warranties and covenants.

Convertible Promissory Note

In connection with the Transaction, the Company issued Asher the Note.  Interest on the Note accrues at a rate of 8% annually and is to be paid with principal in full on the maturity date of  November 30, 2012. The principal amount of the Note together with interest may be converted into shares of the Company's common stock, par value $0.0001 (“Common Stock”), at the option of the Asher at a conversion price equal to fifty-five percent (55%) of the Market Price (as defined in the Note) for the Common Stock during the ten trading days prior to the conversion.

The Note contains a “blocker” provision limiting the number of shares of Common Stock into which the Note is convertible to 4.99% of the outstanding shares of the Company’s Common Stock.  However, the blocker provision in the Note may be waived by Asher upon 61-days’ prior notice.

The Company has a right of prepayment of the Note anytime from the date of the Note until one hundred eighty (180) days thereafter, subject to a prepayment penalty in the amount of 130% to 150% of the outstanding principal and interest of the Note based on the date of prepayment.

 The Note provides for customary events of default such as failing to timely make payment under the Note when due.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Form of Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, on March 7, 2012, the Company issued a Note to Asher in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  Asher is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act.  The Transaction was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act.  The sale of the Note did not involve a public offering and was made without general solicitation or general advertising. Asher represented that it was an accredited investors and was acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Neither the Notes nor the underlying shares of Common Stock issuable upon the conversion of the Note have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events

(a) The Company has preliminary agreed to sell 12,500,000 of its Class A Common Stock to 3rd parties.  the stock will be restricted for one year from the date of purchase and the price shall be equal to twenty percent (20%) of the market price on the date the transaction closes.  The Company does not have an expected closing date and the Company expects the transaction to be closed in more than one closing transaction.  Prior to any closing, the Company will have to provided Asher with 72 hours notice.  The Company does not expect any closing until mid-April 2012.

(b) On March 22, 2012, the Company's ticker symbol GYST was moved from the OTC Bulletin Board to be quoted solely on the OTC.  The Company was previously dually quoted on  the OTCBB and OTCQB.  The Company's stock is now only being quoted solely on the OTCQB.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized .

The Graystone Company, Inc.

Dated: March 23, 2012	By:	/s/ Joseph Mezey
Joseph Mezey
Chief Financial Officer